 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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American Physicians Service Group, Inc.

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1301 S. Capital of Texas Highway, Suite C-300

Austin, Texas  78746

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 3, 2010

To Our Shareholders:

You are cordially invited to attend our 2010 Annual Meeting of Shareholders to be held at our offices, located at 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, on Thursday, June 3, 2010 at 8:00 a.m., CDT, for the following purposes:

(a)

To elect eight directors to serve on our board of directors;

(b)

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(c)

To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

The 2010 proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting. Only shareholders of record of our common and preferred stock at the close of business on April 9, 2010 are entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment thereof.

We are pleased to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy statement and our 2009 Annual Report on Form 10-K filed with the SEC on March 3, 2010 (the “2009 Annual Report”). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of the proxy materials, including our proxy statement, our 2009 Annual Report and a form of proxy card or voting instructions card. All shareholders who have previously opted out of receiving the Notice will receive a paper copy of the proxy materials by mail. We believe this new process will allow us to provide our shareholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important and we urge you to attend the meeting. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote your shares over the Internet at www.proxyvote.com or via a toll-free number at (800) 690-6903. If you requested and received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card for the meeting by completing, signing, dating and returning it in the envelope provided. If you attend the meeting, you may vote in person, if you wish, even if you have already returned a proxy card or voting instruction card provided you revoke your proxy any time before it is exercised in the manner described in the proxy statement.

By Order of the Board of Directors,

/s/ W. H. HAYES

W. H. HAYES

Secretary

Austin, Texas

April 23, 2010

AMERICAN PHYSICIANS SERVICE GROUP, INC.

1301 S. Capital of Texas Highway, Suite C-300

Austin, Texas  78746

PROXY STATEMENT

for

2010 ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 3, 2010

Our board of directors hereby solicits your proxy for use at our 2010 Annual Meeting of Shareholders to be held at our offices, located at 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, on Wednesday, June 3, 2010 at 8:00 a.m., CDT, and any reconvened meeting after an adjournment thereof.  This solicitation may be made in person or by mail, telephone or telecopy by our directors, officers and employees, who will receive no extra compensation for participating in this solicitation.  In addition, we will reimburse banks, brokerage firms, and other fiduciaries for forwarding solicitation materials to the beneficial owners of our common stock held of record by such persons.  We will pay the entire cost of this solicitation.

References in this report to “we,” “us,” “our” and the “Company” mean American Physicians Service Group, Inc.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are pleased to take advantage of the rules of the U.S. Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2009 Annual Report on Form 10-K filed with the SEC on March 3, 2010 (the “2009 Annual Report”). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2009 Annual Report and a form of proxy card or voting instruction card. The proxy materials are being distributed and made available on or about April 23, 2010.  This proxy statement contains important information for you to consider when deciding how to vote on the matters presented before this meeting. Please read it carefully.

The Securities and Exchange Commission permits the Company to deliver a single Notice (or proxy statement and 2009 Annual Report for those who have requested paper copies) to an address shared by two or more of the Company’s shareholders.  The Company takes advantage of this opportunity. If you prefer to receive separate copies of the Notice (or of the proxy statement and 2009 Annual Report if you have requested paper copies), either now or in the future, or if you currently are a shareholder sharing an address with another shareholder and wish to receive only one copy of future Notices, proxy statements and annual reports for your household, please send your request in writing to the corporate secretary at our principal executive offices, at 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746.

OUTSTANDING COMMON STOCK

Only shareholders of record at the close of business on April 9, 2010 are entitled to notice of, and to vote at, the meeting and any reconvened meeting after an adjournment thereof.  At April 9, 2010, we had outstanding and entitled to vote 6,872,457 shares of our common stock and 5,950 shares of our preferred stock.

QUORUM; VOTING

The presence, in person or by proxy, of the holders of a majority of the combined outstanding shares of our common and preferred stock is necessary to constitute a quorum at the meeting.  Abstentions and “broker non-votes” (i.e., shares held by brokers or nominees that are represented at the meeting but with respect to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted in determining whether a quorum is present at the meeting.  If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented.  At any such reconvened meeting after an adjournment, at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

On all matters (including election of directors) submitted to a vote of the shareholders at the meeting or any reconvened meeting after an adjournment thereof, each holder of our common and preferred stock will be entitled to one vote for each share of our common and preferred stock owned of record by such shareholder at the close of business on April 9, 2010.  Our common and preferred shares are voted together as a single class.

With respect to the election of directors, the nominees for director who receive the most votes will be elected.  So, if you do not vote for a nominee, or you withhold authority for any nominee on your proxy card, your vote will not count “for” or “against” the nominee.  Cumulative voting is not permitted in the election of our directors.  Each matter other than the election of directors submitted to the shareholders requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy.  Abstentions and broker non-votes will not be counted as a vote for or against any proposal.  Accordingly, broker non-votes will not have any impact on the vote on any of the foregoing proposals, including on director elections.

Proxies in the accompanying form that are properly executed and returned and that are not revoked will be voted at the meeting and any reconvened meeting after an adjournment thereof and will be voted in accordance with the instructions thereon.  Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted according to the recommendations of our board of directors, which are contained in this proxy statement.  Our board of directors knows of no matters, other than those presented in this proxy statement, to be presented for consideration at the meeting.  If, however, other matters properly come before the meeting or any reconvened meeting after an adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on any such matters.  The persons named in the accompanying proxy may also, if they believe it advisable, vote such proxy to adjourn the meeting from time to time.

REVOCATION OF PROXY

You have the power to revoke your proxy at any time before the shares it represents are voted.  A revocation will be effective upon receipt, at any time before the meeting is called to order, by our Secretary of either (a) an instrument revoking your proxy or (b) a proxy duly executed by you bearing a later date than the preceding proxy.  Additionally, you may revoke a previously executed proxy by voting in person at the meeting.

PROPOSAL I – ELECTION OF DIRECTORS

General

Pursuant to our bylaws, our board of directors has, by resolution, fixed the number of directors at eight, and eight directors will be elected.  All nominees will be elected to hold office until our next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Should any nominee for director become unwilling or unable to accept nomination or election, the proxies will be voted for the election, in his or her stead, of such other persons as our board of directors may recommend or our board of directors may reduce the number of directors to be elected.  We have no reason to believe that any nominee named below will be unwilling or unable to serve.

Nominees

Name	Age	Director of Company Since
Kenneth S. Shifrin	61	1987
Timothy L. LaFrey	54	2007
Norris C. Knight, Jr., M.D.	74	2007
Lew N. Little, Jr.	53	2005
Jackie Majors	76	2003
William J. Peche, M.D.	73	2007
William A. Searles	67	1989
Cheryl Williams	58	2003

Mr. Shifrin has been our chairman of the board since March 1990. He has been our chief executive officer since March 1989 and he was our president from March 1989 until April 2007. He was also our chief operating officer from June 1987 to February 1989. He has been a member of the board of directors since February 1987. From February 1985 until June 1987, Mr. Shifrin served as our senior vice president – finance and treasurer. Mr. Shifrin is a director of HealthTronics, Inc. (NASDAQ: HTRN). He was vice chairman of HealthTronics, Inc. from November 2004 to March 2006, and served as the chairman of the board of Prime Medical Services, Inc. from 1989 until its merger into HealthTronics, Inc. in November 2004. Mr. Shifrin is a member of the World Presidents Organization.  Mr. Shifrin was selected to serve as a director on our board, and as chairman of our board, due to his leadership as chief executive officer of the Company, his experience on the board of a public company in the healthcare industry and his extensive knowledge of the Company and the insurance, healthcare and financial services industries.

Mr. LaFrey has been our president and chief operating officer as well as a director since April 2007. He previously served as a partner in the Austin office of Akin Gump Strauss Hauer & Feld LLP from April 1997 until April 2007, where his law practice focused on corporate governance, mergers and acquisitions, and debt and equity financings. Mr. LaFrey has extensive experience in the insurance, healthcare and financial services industries. Prior to becoming an attorney, Mr. LaFrey, who also is a certified public accountant, was in the audit practice of KPMG Peat Marwick in Austin. He maintains memberships in the American Bar Association, The State Bar of Texas and the Travis County Bar Association. He also is a member of The American Institute of Certified Public Accountants, and the Texas Society of Certified Public Accountants, and has been a member of the Board of Trustees of the Seton Healthcare System since 2005.  Mr. LaFrey was selected to serve as a director on our board because of his leadership as president of the Company and his past leadership as outside legal counsel to the Company, his extensive service on a hospital system board and on several community boards and his knowledge, expertise and management leadership regarding the issues affecting our business and the Company.

Dr. Knight has been a director since April 2007.  He has been a member of the board of directors of American Physicians Insurance Company, or API (formerly known as American Physicians Insurance Exchange, or APIE), since 1978. He served as chairman of the APIE board of directors from 1998 to 2004 and again from 2005 until APIE was acquired by us in April, 2007.  Dr. Knight has been in the private practice of orthopedic surgery since 1965 in Texarkana, Texas.  He is a member of the Texas Orthopedic Association, American College of Surgeons, American Academy of Orthopedic Surgery, and certified by the American Board of Orthopedic Surgeons.  Dr. Knight is a staff member of Christus St. Michael’s Health System and Wadley Regional Medical Center in Texarkana.  Dr. Knight was selected to serve as a director on our board because of his past leadership in growing the insurance division of the Company, his extensive knowledge of the Company and his medical expertise.

Mr. Little has been a director since 2005. He has been chief executive officer of Harden Healthcare, LLC, an owner and operator of skilled nursing facilities, assisted living facilities, home health, hospice, pharmacy and therapy companies, since December 2001.  Mr. Little was president of Capstar Partners, LLC, a private investment company, from February 2000 until joining Harden Healthcare.  Prior to his association with Capstar, Mr. Little spent 18 years in the banking industry, most recently as president of Bank of America in Austin, Texas.  Mr. Little was selected to serve as a director on our board because of his experience and leadership role as chief executive officer of a company in the healthcare industry and his extensive experience in the insurance, healthcare and financial services industries.

Mr. Majors has been a director since 2003.  He previously served on our board of directors from 1989 through 1993.  Mr. Majors was a director and president of Prime Medical Services, Inc., (now HealthTronics, Inc.), a national urology company, from 1989 until his retirement in 1996.  He was an independent business consultant from 1986 to 1989 and our vice president-mergers and acquisitions from 1984 to 1986.  Mr. Majors was selected to serve as a director on our board because of his experience on the board and as an executive officer of a public company in the healthcare industry and his extensive knowledge of the Company and the insurance, healthcare and financial services industries.

Dr. Peche has been a director since April 2007. He is a founder of API and has served as a member of its board of directors since its formation in 1975.  He served as chairman of API’s board of directors from 1992 to 1995 and as vice chairman from 1997 to 2001 and from 2005 to 2007. Dr. Peche is in private practice in San Antonio, Texas, with a specialty in obstetrics and gynecology.  He has served as chairman of the Obstetrics and Gynecology department at Santa Rosa General Hospital and North Central Baptist Hospital.  He is a member of the Bexar County Medical Society, Texas Medical Association and San Antonio Ob-Gyn Society.  Dr. Peche was selected to serve as a director on our board because of his past leadership in growing the insurance division of the Company, his extensive knowledge of the Company and his medical expertise.

Mr. Searles has been a director since 1989.  He has been an independent business consultant since 1989.  Before then, he spent 25 years with various Wall Street firms, the last ten years of which were with Bear Stearns (an investment banking firm) as an associate director/limited partner.  He served as chairman of the board of APS Investment Services, Inc., a wholly-owned subsidiary of ours from May 1998 to December 2008.  He served as a director of HealthTronics, Inc. from November 2004 to 2007 and served as a director of Prime Medical Services, Inc. from 1989 until its merger into HealthTronics, Inc. in November 2004.  Mr. Searles was selected to serve as a director on our board because of his experience on the board of a public company in the healthcare industry, his familiarity with capital markets and his extensive knowledge of the insurance, healthcare and financial services industries.

Ms. Williams has been a director since 2003.  She has been a private investor and business consultant since 2002.  She was Chief Financial Officer of Prime Medical Services, Inc. from 1989 to 2002.  Prior to that she held finance and accounting positions in the data processing and aircraft industries. Ms. Williams was selected to serve as a director on our board because of her executive management role at a public company in the healthcare industry, her extensive background in finance and accounting and her qualification as an “audit committee financial expert” under SEC guidelines.

The Board recommends that you vote FOR each nominee for director.

Certain Additional Information Concerning Our Board of Directors

No family relationships exist among our officers or directors.  Except as indicated above with respect to HealthTronics, no director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Our board of directors held four meetings during 2009, and each director attended at least 75% of (a) the total number of our board meetings held during 2009 and (b) the total number of meetings held by all committees of the board on which he or she served during 2009. It is the policy of our board of directors to hold an executive session without the presence of management at each board meeting.

BOARD COMMITTEES; CORPORATE GOVERNANCE

General

There are currently eight members of our board of directors, including the following five directors who the board has determined to be independent under Rule 5605(a)(2) of the NASDAQ Listing Rules: Dr. Knight, Mr. Little, Mr. Majors, Dr. Peche and Ms. Williams.

Our board of directors has an audit committee, a compensation committee, a nominating committee, an executive committee and a claims committee.  Our board of directors has adopted a written charter for each of these committees.  A copy of the charters for each of the audit, compensation and nominating committees are available on our web site at http://www.amph.com.  The contents of this web site are not incorporated by reference and the web site address provided in this proxy statement is intended to be an inactive textual reference only.

Board Meetings

In regard to directors’ attendance at annual shareholders’ meetings, although we do not have a formal policy regarding such attendance, our board of directors encourages all board members to attend such meetings, but such attendance is not mandatory.  All of our board members attended the 2009 annual shareholders’ meeting.  In addition, our board of directors holds its regular annual meeting immediately following the annual shareholders’ meeting.

Audit Committee

Our board of directors has an audit committee that, during 2009, consisted of three directors, Mr. Little, Mr. Majors and Ms. Williams. The chairperson of the committee is Ms. Williams.  Our board has determined that the audit committee members are all “independent” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and meet the independence standards set forth in Rule 10A-3(b)(1) of the Exchange Act.  Our board has further determined that Ms. Williams is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.  The audit committee held five meetings during 2009 and each member of the committee attended at least 75% of the total audit committee meetings. The audit committee meets with our independent auditors, reviews our financial statements and selects our independent registered public accounting firm for each fiscal year.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The audit committee has delegated pre-approval authority to Ms. Williams when expedition of services is necessary.

Compensation Committee

Our board of directors has a compensation committee, which in 2009 consisted of three directors, Mr. Little, Mr. Majors and Ms. Williams, all of whom are “independent” directors as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.  The chairperson of the committee is Mr. Majors.  The compensation committee held four meetings during 2009, with all members attending each meeting.  The compensation committee recommends to the board the compensation of our executive officers and directors.

Nominating Committee

Our board of directors has a nominating committee that assists the board in identifying qualified individuals to become directors.  During 2009 the committee consisted of three members, Mr. Majors, Dr. Peche and Ms. Williams, all of whom are “independent” directors as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. The chairperson of the committee is Mr. Majors.  The nominating committee held one meeting in 2009, which all members attended.

The nominating committee identifies nominees by first evaluating the current members of the board who are willing to continue in service.  Current members of the board with specific professional and personal experiences and other qualifications, attributes and skills that are relevant to our operations and goals and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective.  If any member of the board does not wish to continue in service or if the nominating committee decides not to recommend a member for re-election, the nominating committee will identify the desired skills and experience of a new nominee in light of the criteria below.  Research may be performed to identify qualified individuals.  To date, the nominating committee has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although it may do so in the future if it considers doing so necessary or desirable.

The consideration of any candidate for service on our board is based on the nominating committee’s assessment of the candidate’s specific professional and personal experiences and other qualifications, attributes and skills relevant to our operations and goals.  The committee evaluates each candidate on his or her ability to devote sufficient time to board activities to effectively carry out the work of the board.  The ability to contribute positively to the existing collaborative culture among board members is also considered by the committee.  Furthermore, while we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the nominating committee considers the composition of the board as a whole, and strives to recommend new candidates for director positions with a variety of complementary skills and who will create a collective membership on the board with varied experience and perspective so that, as a group, the board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses.  In addition, the committee considers the status of the nominee as “independent” under the NASDAQ Listing Rules and the rules and regulations of the SEC, and the nominee’s industry and business experience and knowledge.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating committee may also consider such other factors as it may deem are in our and our shareholders’ best interests.

After completing its evaluation, the nominating committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendation and report of the nominating committee.

The nominating committee will consider director candidates recommended by our shareholders.  The nominating committee intends to assess such candidates in the same manner as other nominees, as described above.  To recommend a prospective nominee for the nominating committee’s consideration, shareholders should submit in writing the candidate’s name and qualifications, and otherwise comply with our bylaws’ requirements for shareholder nominations, which are described under “Shareholder Proposals” below, to:

American Physicians Service Group, Inc.

Corporate Secretary

1301 S. Capital of Texas Highway, Suite C-300

Austin, TX 78746

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of any other company that has one or more executives serving as a member of our board of directors or compensation committee.

Shareholder Communications with the Board of Directors

Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to the corporate secretary at our principal executive offices, at 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication.” All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors.

Following receipt of the communication the secretary will:

(a)

Filter out obscene or otherwise inappropriate materials, unsolicited advertising material, mass mailings, spam and unsolicited newsletters, newspapers, books and publications.

(b)

Direct to Company personnel routine questions, complaints, comments, invoices/statements and related communications, surveys and questionnaires, and requests for business contacts or referrals that can be appropriately addressed by management. The secretary will provide a copy of the original communication to the chairperson of the audit committee and advise him or her of any action taken with respect to the communication.

(c)

Create a log of all communications, except for those excluded under (a) above, and will provide, quarterly, a copy of such log to the chairperson of the audit committee for review. The secretary will also provide to any director, upon his or her request, a copy of the log.

(d)

Forward all communication not covered in (a) or (b) above to the whole board, or any particular committee or individual member, as requested in the communication.

(e)

Maintain a file of all communications, which shall be kept in accordance with the Company’s record retention policy. The secretary will provide to any director upon request a copy of any filed communication.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics (the “Code”) for our chief executive officer, senior finance officers, executive officers and all other employees.  A current copy of the Code is available on our web site at http://www.amph.com.  The contents of this web site are not incorporated by reference and the web site address provided in this proxy statement is intended to be an inactive textual reference only.

The Board’s Leadership Structure and Role in Risk Oversight

There are currently eight members of our board of directors, six of whom are non-management directors and five of whom are independent.  Of the board’s five standing committees – audit, compensation, nominating, executive and claims – all but the executive committee are comprised solely of independent non-management directors.  The executive committee consists of Mr. Shifrin, our chairman and chief executive officer, Ms. Williams, the chair of the audit committee, and Mr. Majors, the chair of the compensation committee and the nominating committee.  This committee meets at such times as the board deems appropriate.  The claims committee consists of Dr. Peche, the committee chair, and Dr. Knight, and meets at every regularly scheduled board meeting and at such other times as the board deems appropriate, to review, analyze and consult with the Company on claims against policyholders of our Insurance Services division.

We operate under a traditional U.S. board leadership structure, in which our chief executive officer also serves as chairman of our board of directors. Mr. Shifrin has been our chairman of the board since March 1990 and our chief executive officer since March 1989.  We believe that our Company, like many U.S. companies, has been well-served by this leadership structure. Having one person serve as both chief executive officer and chairman of the board demonstrates for our employees, policyholders and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the board of directors also makes the best use of our chief executive officer’s extensive knowledge of the Company and the insurance industry, fosters greater communication between the Company’s management and the board and provides clear leadership for our Company.  It is the policy of our board of directors to hold an executive session without the presence of our two management directors at each board meeting.

Of the five independent directors currently serving on our board, three are currently serving or have served as an executive officer of another public company.  The other two directors were the chairman and vice-chairman, respectively, of the board of directors of American Physicians Insurance Exchange until it was acquired by us in April, 2007.  Accordingly, we do not have a lead independent director, as we believe that all our independent directors have demonstrated leadership in similar-sized enterprises and all are familiar with board processes.  For additional information about the backgrounds and qualifications of our directors, see “Proposal I - Election of Directors - Nominees” in this proxy statement.

The board regularly reviews information regarding the Company’s credit, liquidity, and operations, and the risks associated with each.  The board seeks to (a) timely identify the material risks that the Company faces, (b) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the board or relevant board committee, (c) implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and (d) integrate risk management into Company decision-making.  Also, each year, the board reviews and approves the strategic plan for the Company and oversees management’s implementation of the strategic plan.  Additionally, the board has designated the audit committee to take the lead in overseeing risk management and the audit committee makes periodic reports to the board regarding briefings provided by management, advisors and our director of internal audit, as well as the audit committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes.  Also, the compensation committee periodically reviews the most important risks to the Company to ensure that compensation programs do not encourage excessive risk-taking.  The board also encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.  The board of directors believes that the risk management processes in place for the Company are appropriate.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis discusses the material elements of the compensation awarded to, earned by or paid to our executive officers, and the Compensation Committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers.

We compensate our executive officers primarily through a combination of base salary, annual incentive plan compensation, long-term and deferred equity options and awards and perquisites. The executive compensation is designed to be competitive and to align executive performance with the long-term interests of our shareholders.

Our total compensation philosophy and objectives are designed to:

•

Provide competitive total compensation opportunities that will attract, retain and motivate high-performing executives;

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Align the compensation plans to our business strategies;

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Compensate competitively and equitably;

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Motivate high-quality performance; and

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Align the financial interests of our executives and shareholders through equity-based incentives.

Elements of Executive Compensation

Our executive compensation program is designed to reflect the philosophy and objectives we have described above.  We also consider the pay of each executive officer relative to each other executive officer and relative to other members of the management team. Generally, that means that greater responsibility for overall Company performance will result in greater pay. While specific performances within the segments may occasionally skew the results, we expect our chief executive officer, Mr. Shifrin, and our president, Mr. LaFrey, to be compensated more than Mr. Zimmermann, who directs support functions. We have designed the total compensation program to be consistent for our entire executive management team.

The compensation program consists of base salary, annual cash incentive compensation, stock option awards and deferred stock grants. Traditionally, base salary represents about 30-45%, and stock option awards and deferred stock grants represent about 10-30%, of compensation, with the rest consisting of cash incentive compensation. Our base salaries are designed to provide a part of a competitive total compensation package that will attract, retain and motivate high-performing executives. The incentive compensation program is designed to reinforce our pay for performance culture by making a significant portion of an executive’s compensation variable and based on Company, business unit and individual performance. The incentive compensation program also aligns compensation with our business strategies. Our stock option awards along with our deferred stock grants are designed to reinforce our pay for performance culture, align the financial interests of our executives and shareholders, align compensation with our intermediate and long-term business strategies and provide a significant equity component as part of the total compensation package.

Our compensation committee performs a review of our executive officers’ compensation at least annually to determine whether the compensation provides adequate incentives and motivation to our executive officers. In addition, on an annual basis, our compensation committee reviews and considers the individual performance of executives, the financial and operating performance of the divisions or departments managed by the executives, and our overall performance, and considers this information in making compensation decisions. In addition to any information specifically requested by the compensation committee, the chief executive officer and chief operating officer provide the compensation committee with quantitative and qualitative information regarding their evaluation of company performance and on the specific performance of our senior executives. Historically, our compensation committee has performed this annual review in the first quarter of the year following the year reviewed, after audited financial results have been communicated. During the year, our compensation committee may consider compensation awards to executives for extraordinary performance.

Our compensation policies and practices with respect to our executives and employees alike are designed to align employee performance with the long-term interests of our shareholders and do not motivate imprudent risk taking.  Any risks arising from these practices are not reasonably likely to have a material adverse affect on the Company.

Base Salaries. Base salaries for our executives are established based on the scope of their responsibilities. Management and our compensation committee collaborate to determine the base salary of executive employees, with our compensation committee making the final determination. For each individual executive, we also consider our needs for that officer’s skill set, the contribution that the officer has made or we believe will make, whether the executive officer’s skill set is easily transferable to other potential employers and other factors. We fix executive base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. While we are generally familiar with the base compensation that is payable by companies that we believe to be our competitors and by other private and public companies with which we believe we generally compete for executives and do consider this information when making compensation decisions, we have not felt it necessary to utilize the services of a compensation consultant or to do any formal benchmarking. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In 2009, based on the above criteria, of our most highly compensated executives, Mr. Zimmermann’s base salary was increased by $15,000. No adjustments were made in 2009 to the base salaries of Mr. Shifrin, Mr. LaFrey or Maury L. Magids, former president of our Insurance Services division.

Annual Management (Non-Equity) Incentive Plan Compensation. Our executive officers and mid-level management are eligible to participate in our annual incentive compensation program whereby participants may receive a cash bonus each year. We established this annual incentive compensation program in order to emphasize pay for performance. We believe this program helps focus our executive officers’ efforts in driving operating results that create shareholder value. Annual incentive compensation awards are based on the actual achievement of certain company and business division performance goals, including the achievement of certain thresholds of financial performance and certain business initiatives aimed at improving future earnings, which are determined prior to or shortly after the beginning of each year. The goals are communicated to our executive officers and are set so that the attainment of the targets is not assured and requires significant effort by our executives. Our compensation committee has the discretion to award a portion of annual incentive compensation in the form of deferred stock grants in lieu of cash but it did not do so for 2009.

Although performance objectives vary between our insurance services, financial services and corporate segments, incentive compensation awards for our executive officers and mid-level management in each segment are determined upon some combination of the following performance measures: revenue growth; pre-tax income; net earnings growth; earnings per share growth; book value per share growth; and return on equity. Additional incentive compensation may be awarded to our executive officers and mid-level management for successful completion of major projects, client development, personal development or similar-type accomplishments in which the employee played a significant role. While we intend to tie individual performance to clearly articulated objectives, it is necessary, and at times prudent, for management to use a certain degree of discretion in evaluating individual results. When establishing our threshold performance incentive objectives, the compensation committee reviews and discusses with both senior management and the full board of directors our business plan and its key underlying assumptions, expectations under then-existing and anticipated market conditions and the opportunity to generate shareholder value and then establishes the performance objectives for the year.

At the holding company level, our executive officers participated in a corporate incentive plan based in part on the degree of achievement of the following operating performance objectives: increasing book value per share by at least 7% over the December 31, 2008 amount; increasing earnings per share (excluding favorable reserve development) by at least 8% over the December 31, 2008 amount; and achieving a 2009 return on equity of at least 10%. In 2009, the Company achieved a 19% increase in book value per share; a 394% increase in earnings per share (excluding the effects of favorable reserve development), and a 15.5% return on equity, meeting the plan’s goals. The compensation committee then reviewed the performance of the Company from a broad perspective, including the degree of accomplishment of personal performance objectives of each officer, and recommended incentive awards to the board of directors reflective of short and long-term returns to shareholders.

For the president of our Insurance Services division, which position was held by Mr. Magids prior to his resignation and assumed by Mr. LaFrey thereafter, performance incentives were based on considerations that included favorable growth and/or expansion of the Insurance Services division and individual achievements for that year. Among the individual achievements, the president of Insurance Services was charged with managing a direct sales effort that decreased our reliance on independent sales agents and produced significant new business; achieving or exceeding forecasted new premium revenue generation; and controlling Insurance Services division operating costs to drive underwriting profits that met or exceeded forecasted levels.

After evaluating the extent of our executive officers’ accomplishment of these objectives, the compensation committee awarded the officers of the holding company the following amounts: Mr. Shifrin, $590,000; Mr. LaFrey, $590,000; and Mr. Zimmermann, $150,000.  Mr. Magids resigned from the Company effective July 31, 2009, and, therefore, was not eligible to receive any compensation pursuant to our corporate incentive plans.

Long-Term Incentives.  We believe our executives should have an ongoing stake in our success. We also believe that our executives should have a portion of their total compensation, historically 10-30%, tied to stock price performance because stock-related compensation is directly tied to shareholder value. Our long-term incentives are in the form of stock options and deferred stock grants and specific awards in 2009 are discussed below under “Stock Options” and “Deferred Stock Grants.” We use these incentives as a form of long-term compensation because we believe stock options and deferred stock grants more appropriately align the long-term incentive compensation with the creation of shareholder value by allowing the executives, in the case of stock options, to purchase the underlying common stock at the same price as the closing price per share on the date the option was granted.

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Stock Options. Our board of directors reviews and approves stock option awards to executive officers based upon our compensation committee’s assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. Of the most highly compensated executive officers in 2009, the Company granted options for 25,000 shares to Mr. Shifrin with a grant date fair value of $75,250, 25,000 shares to Mr. LaFrey with a grant date fair value of $75,250, and 20,000 shares to Mr. Zimmermann with a grant date fair value of $60,200.  Since Mr. Magids resigned from the Company, he did not receive any stock option awards for fiscal 2009. The vesting schedule for recent grants of stock options, determined by the compensation committee, traditionally has had options vest in two approximately equal annual installments beginning one year from the date of grant for directors and three approximately equal annual installments beginning one year from the date of grant for non-director employees. This has usually occurred in conjunction with a board meeting held late in the fourth quarter or early in the first quarter of the following year. Options have also historically been granted to directors upon their initial election to the board and to key employees upon their initial employment. The board considers whether material non-public information exists and does not grant options during such periods. Options are priced at the closing price on the date of grant.

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Deferred Stock Grants. Executive officers may receive a portion of their incentive compensation, typically up to 5%, in the form of deferred grants of company common stock, with all deferred stock awards being proposed by the compensation committee and approved by our board of directors. Under our American Physicians Service Group, Inc. Affiliated Group Deferred Compensation Master Plan (our “Deferred Compensation Plan”), shares are earned in the year of award. Payout of the shares is subject to a schedule wherein shares become eligible for payout over five years, in equal annual amounts, following the grant. Upon reaching age 60, participants who have participated in the plan for five or more years are then entitled to receive the eligible shares and the shares that become eligible each year thereafter. In the event that a participant is terminated other than for cause or resigns and signs a non-competition agreement, all of the shares granted become eligible and will be paid out. In the event that a terminating participant does not sign a non-competition agreement or if a participant is terminated for cause, the participant will receive only the eligible shares and shares not yet eligible will be forfeited and allocated pro rata to the remaining participants. All shares granted are to be paid out in the event of the death or disability of the participant. In 2009, Mr. Shifrin received 4,000 shares, with an award date market value of $92,520, Mr. LaFrey received 4,000 shares, with an award date market value of $92,520, and Mr. Zimmermann received 3,000 shares, with an award date market value of $69,390.  Since Mr. Magids resigned from the Company, he did not receive any deferred stock grants for fiscal 2009; however, in connection with his resignation, Mr. Magids received his eligible deferred shares, totaling 15,864 shares.  Mr. Magids declined to sign a non-competition agreement upon his resignation so his shares not yet eligible for payout were forfeited and allocated pro rata to the remaining plan participants.

Perquisites. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees. A perquisite offered only to executive officers is the reimbursement of club dues. Specifically, Mr. Shifrin, Mr. LaFrey, Mr. Zimmermann and Mr. Magids were reimbursed for club dues amounting to annual 2009 totals of $2,871, $740, $6,772 and $4,699, respectively. Finally, executive officers and other employees may seek reimbursement for business related expenses in accordance with our business expense reimbursement policy. We do not view perquisites as a significant element of our comprehensive compensation structure but do believe that they can be used in conjunction with a base salary and incentive compensation to attract, motivate and retain individuals in a competitive environment.

Federal Income Tax Consequences

Internal Revenue Code Section 162(m) (“Code Section 162(m)”) prohibits a public company from deducting executive compensation in excess of $1,000,000 paid in any year to its chief executive officer and the other “named executive officers” required to be named in the Summary Compensation Table in its proxy statement.  Executive compensation includes base salary, annual bonus, stock option exercises, transfers of property (e.g. stock awards) and benefits paid under non-qualified plans. Code Section 162(m) exempts “performance based compensation” from the limitation on the deduction for executive compensation provided it complies with various conditions described in Code Section 162(m) and the accompanying regulations.

The compensation committee retains the authority to authorize payments that may not be tax deductible. The compensation committee has concluded, and may conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the bests interest of the Company and its shareholders. In addition, the timing of stock option exercises or the payout of deferred stock cannot be predicted and may result in the compensation of any of our executive officers in any given period to exceed the $1,000,000 threshold. We do not believe the current effect of the limitation on deductibility is material to us or that further action to qualify compensation for deductibility is necessary at this time.

Compensation Committee Report

The compensation committee of the board of directors has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following independent directors, who comprise the committee:

Jackie Majors, Chairperson	Lew N. Little, Jr.	Cheryl Williams

Executive Compensation Tables

Summary Compensation Table

Set forth below is information concerning aggregate cash compensation earned by our chief executive officer, our chief financial officer and our two other most highly compensated executive officers in fiscal year 2009, who we refer to herein as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Kenneth S. Shifrin, Chairman and Chief Executive Officer	2009 2008 2007	404,196 404,196 387,495	-- -- --	92,520 82,000 441,100	75,250 75,500 90,400	590,000 572,000 520,000	-- -- --	11,781 10,684 18,349	1,173,747 1,144,380 1,457,344

Timothy L. LaFrey, President and Chief Operating Officer	2009 2008 2007	400,000 394,792 265,625	-- -- --	92,520 109,454 122,496	75,250 75,500 444,150	590,000 512,546 460,000	-- -- --	8,618 8,113 801	1,166,388 1,100,405 1,293,072

Marc J. Zimmermann, Sr. Vice-President-Finance and Chief Financial Officer	2009 2008 2007	196,250 185,000 175,000	-- -- --	69,390 46,883 86,800	60,200 45,300 75,500	150,000 121,117 115,500	-- -- --	12,507 10,669 13,655	488,347 408,969 466,455

Maury L. Magids, Senior Vice President-Insurance	2009 2008 2007	175,000 300,000 300,000	-- -- --	-- 52,766 191,900	-- 45,300 45,200	-- 226,234 217,410	-- -- --	4,699 11,442 14,030	179,699 635,742 768,540

(1)

Awards of deferred stock under our Deferred Compensation Plan. (See section entitled “Long-Term Incentives - Deferred Stock Grants” for a description of this plan).

(2)

Reflects the grant date fair value of stock options awarded for the years ended December 31, 2009, 2008 and 2007, respectively, in accordance with FASB ASC Topic 718 of stock options granted pursuant to our equity incentive plans. Assumptions used in the calculation of the amount for years ended December 31, 2009, 2008 and 2007 are included in the footnotes to our audited financial statements for the year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the SEC on March 3, 2010.

(3)

Consists of our matching contributions to our 401(k) plan and premiums paid for group life insurance in excess of $50,000 coverage with respect to such officer. Mr. Shifrin, Mr. LaFrey, Mr. Zimmermann and Mr. Magids received club dues reimbursements in 2009 of $2,871, $740, $6,772 and $4,699, respectively.

Grants of Plan-Based Awards

The following table provides information related to options granted to the named executive officers during 2009.  We do not have any outstanding stock appreciation rights.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
		Threshold ($)	Target Maximum ($)	Maximum ($)	Threshold (#)	Target Maximum (#)	Maximum (#)
Kenneth S. Shifrin	10-01-09	--	--	--	--	--	--	--	25,000	22.79	75,250
Timothy L. LaFrey	10-01-09	--	--	--	--	--	--	--	25,000	22.79	75,250
Marc J. Zimmermann	10-01-09	--	--	--	--	--	--	--	20,000	22.79	60,200
Maury L. Magids (3)	N/A	--	--	--	--	--	--	--	--	--	--

(1)

These options were granted from our 2005 Incentive and Non-Qualified Stock Option Plan (the “Stock Option Plan”) with the exercise price equal to the closing price on the date of grant.  Options granted to Mr. Shifrin and Mr. LaFrey will vest on the anniversary of the date of grant over a two year period in approximately equal increments. Options granted to Mr. Zimmermann will vest on the anniversary of the date of grant over a three year period in approximately equal increments.

(2)

The grant date fair value is calculated assuming a per share value of $3.01 for options granted October 1, 2009 arrived at by applying the Black-Scholes valuation method in accordance with FASB ASC Topic 718, Accounting for Stock-Based Compensation.

(3)

Since Mr. Magids resigned from the Company mid-year, he did not receive any stock option awards for fiscal 2009.

Outstanding Equity Awards at December 31, 2009

The following table provides information regarding each unexercised stock option held by each of our named executive officers as of December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kenneth S. Shifrin	15,000(1) 20,000(2) 12,500(3) --	-- -- 12,500(3) 25,000(4)	-- -- -- --	11.55 17.36 20.50 22.79	12/6/2010 3/23/2012 9/08/2013 10/1/2014	-- -- -- --	-- -- -- --	-- -- -- --	-- -- -- --

Timothy L. LaFrey	50,000(2) 50,000(9) 5,000(10) 12,500(3)	-- -- -- 12,500(3)	-- -- -- --	17.36 17.00 19.43 20.50	3/23/2012 6/19/2012 12/6/2012 9/08/2013	-- -- --	-- -- --	-- -- --	-- -- --
	--	25,000(11)		22.79	10/1/2014

Marc J. Zimmermann	5,000(1) 10,000(5) 10,000(6) 6,000(7) 5,000(8) --	-- -- -- 4,000(7) 10,000(8) 20,000(4)	-- -- -- -- -- --	11.55 13.50 17.36 19.43 20.50 22.79	12/6/2010 3/22/2011 3/23/2012 12/6/2012 9/08/2013 10/1/2014	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --

Maury L. Magids	--	--	--	--	--

The number of and the exercise price for each non-qualified option share (columns “b” and “e”, respectively) is proposed by the compensation committee and approved by our board of directors.  The exercise price of a qualified incentive stock option has to be at least 100% of the fair market value of such shares on the date of grant of the option. Under the Stock Option Plan, option grants are limited to a maximum of ten-year terms; however, the compensation committee has issued all currently outstanding grants with five-year terms. The compensation committee also determines vesting for each option grant and traditionally has had options vest in two approximately equal annual installments beginning one year from the date of grant for directors and three approximately equal annual installments beginning one year from the date of grant for non-director employees.

The stock awards columns (g) through (j) are blank as Company deferred stock awards vest immediately upon grant and thus there is no unvested balance as of December 31, 2009.

(1)

These options were granted on December 7, 2005.  The options vested 100% on the grant date.

(2)

These options were granted on March 23, 2007.  The options vest 50% on the first and second anniversaries of the grant date.

(3)

These options were granted on September 8, 2008.  The options vest 50% on the first and second anniversaries of the grant date.

(4)

These options were granted on October 1, 2009. The options vest 48% and 52% on the first and second anniversaries of the grant date, respectively.

(5)

These options were granted on March 22, 2006.  The options vest 30%, 30% and 40% on the first, second and third anniversaries of the grant date.

(6)

These options were granted on March 23, 2007.  The options vest 30%, 30% and 40% on the first, second and third anniversaries of the grant date.

(7)

These options were granted on December 6, 2007.  The options vest 30%, 30% and 40% on the first, second and third anniversaries of the grant date.

(8)

These options were granted on September 8, 2008.  The options vest 33.33% on each of the first, second and third anniversaries of the grant date.

(9)

These options were granted on June 19, 2007.  The options vest 50% on the first and second anniversaries of the grant date.

(10)

These options were granted on December 6, 2007.  The options vest 50% on the first and second anniversaries of the grant date.

(11)

These options were granted on October 1, 2009. The options vest 30%, 30% and 40% on the first, second and third anniversaries of the grant date.

2009 Option Exercises

The following table provides information related to options exercised by the named executive officers during 2009 and the number and the aggregate dollar amount realized by the named executive officer upon exercise of the stock options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)
Kenneth S. Shifrin	10,000	111,000	--	--
Timothy L. LaFrey	--	--	--	--
Marc J. Zimmermann	5,000	54,000	--	--
Maury L. Magids	36,000	267,000	--	--

Nonqualified Deferred Compensation for 2009

The following table provides information on the non-qualified deferred compensation of the named executive officers in 2009. Executives and members of our board of directors may also receive deferred stock grants, with all deferred stock awards being proposed by the compensation committee and approved by our board of directors.  Executive may also receive a portion of their incentive compensation in the form of deferred stock grants in the discretion of the compensation committee.

Awards to non-employee members of the board of directors are included in the director compensation table.

Name	Executive Contributions in 2009 ($)	Company Contributions in 2009 ($)	Aggregate Earnings in 2009 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/09 ($)
		(1)	(2)	(3)	(4)
Kenneth S. Shifrin	--	93,000	80,000	--	1,281,000
Timothy L. LaFrey	--	93,000	21,000	--	409,000
Marc J. Zimmermann	--	69,000	16,000	--	307,000
Maury L. Magids	--	--	14,000	362,016	--

(1)

Reflects shares of the Company’s common stock contributed by the Company to the account of the named executive in 2009. Shares are valued at market value at the date of grant. Shares are earned in the year of award and all amounts are included in the Summary Compensation Table.  Payout of the shares is subject to a schedule wherein shares become eligible for payout over five years, in equal annual amounts, following the grant (the “eligible shares”).  Upon reaching age 60, participants who have participated in the plan for five years or more are then entitled to receive the eligible shares and the shares that become eligible each year thereafter.  In the event that a participant terminates employment or resigns and signs a non-competition agreement, all of the shares granted become eligible and will be paid out.  In the event that a terminating participant does not sign a non-competition agreement or if a participant is terminated for cause, the participant will receive only the eligible shares and shares not yet eligible will be forfeited and allocated pro rata to the remaining participants.  All shares granted are to be paid out in the event of the death or disability of the participant.

(2)

This represents the change in market value during 2009 of deferred shares held at the beginning of the year and shares awarded during the year.  It is based on a closing price of $23.07 and $21.51 at December 31, 2009 and 2008, respectively.  Shares were granted during 2009 at the closing price on the date of grant, $23.13.  No earnings were above-market or preferential and, consequently, are not included in the Summary Compensation Table.

(3)

Represents the dollar value of the deferred shares distributed to Maury Magids upon his departure from the Company. The amount is calculated as the number of shares distributed (15,864) multiplied by the closing market value price per share at the date of distribution ($22.82).

(4)

Aggregate balance is the cumulative shares awarded valued at the closing market price on December 31, 2009, $23.07.  Included in the aggregate balance are amounts reported in the Summary Compensation Table in 2009 and prior years, as follows:  Mr. Shifrin, $766,444; Mr. LaFrey, $231,950; Mr. Zimmermann, $133,683; and Mr. Magids, $0.

Employment Agreements

The compensation committee believes that employment agreements between the Company and our executive officers are an important component of attracting and retaining our executive talent. The Company competes in a highly competitive market in which companies offer similar benefits to senior employees.  We believe that in change of control situations, these employment agreements allow key executives to devote their energies to the completion of a transaction for the benefit of shareholders with less concern for its impact on their employment status. We offer severance compensation in the event we terminate the executive without cause or the executive terminates his or her employment for “good reason” following a change of control. A more detailed description of these provisions is set forth below.

We have entered into employment agreements with Mr. Shifrin, Mr. LaFrey, Mr. Zimmermann and Mr. Magids.  Each of these agreements provides for the payment of a base salary, eligibility for performance bonuses as determined by our board of directors, and such other benefits as are available to our other salaried employees.  Mr. Shifrin’s agreement provides for a monthly salary, currently $33,333, and terminates April 1, 2013. Mr. LaFrey’s agreement provides for a monthly salary, currently $33,333, and terminates April 1, 2013. Mr. Zimmermann’s agreement provides for a monthly salary, currently $18,750, and terminates April 1, 2011.  Mr. Magids’ agreement provided for a monthly salary of $25,000 and terminated effective July 31, 2009 upon his resignation from the Company.  Our employment agreements contain confidentiality and non-solicitation provisions and are cancelable by us for cause, which includes conviction of a felony or involving moral turpitude; material violation of the agreement or Company policies; or failure to carry out the duties of the position.  If these agreements are terminated “for cause,” or upon death or permanent disability of the executive or “without cause” by the executive, then our agreements provide for the payment of the executive’s current base salary (excluding any bonuses or non-cash benefits) through the effective date of the termination and we have no further obligations to the executive under the terms of the agreement.  In connection with his resignation effective July 31, 2009, Mr. Magids’ terminated his employment agreement “without cause.”  In accordance with the terms of the agreement, the Company paid Mr. Magids’ base salary through the effective date of termination and has no further obligations thereunder.  Mr. Magids remains bound by the confidentiality and non-solicitation provisions of his employment agreement.

Each of the agreements entitles the executive to receive lump-sum payments in the event the agreements are terminated by us “without cause” or by the executive for “good reason” following a “change in control” of us, as defined in the agreements.  These payments are calculated for Mr. Shifrin and Mr. LaFrey, at four times, and for Mr. Zimmermann, at two times, their respective average annual cash compensation earned for the prior number of years used as the multiplier for each agreement. Mr. Shifrin’s agreement contains a provision requiring the Company to provide healthcare benefits to him and his spouse if his employment is terminated for any reason other than death or “for cause.”  Such benefits may be provided through a commercial insurance arrangement, Medicare coverage or another government insurance plan, at the Company’s option.

The following chart summarizes termination benefits under the agreements for each executive officer:

	Applicable Cash Compensation					# of times/ average comp.	Amount to be Paid (1) $
	2009 $	2008 $	2007 $	2006 $	Average $
Kenneth S. Shifrin	989,996	971,996	907,495	815,492	921,245	4	3,684,980
Timothy L. LaFrey	990,000	907,338	725,625	--	874,321	4	3,497,284
Marc J. Zimmermann	346,250	306,117	--	--	326,184	2	652,368

(1)

These amounts would be paid in the following circumstances:

(a)

The Company terminates the executive without cause.

(b)

Following a change in control if any of the following should occur:

(i)

Executive’s base salary is diminished;

(ii)

Executive is required to move to a city other than Austin, Texas;

(iii)

The board of directors or its appointee unreasonably interferes with the executive’s ability to fulfill his job responsibilities; or

(iv)

Executive’s responsibilities are materially narrowed or diminished.

The agreements of Mr. Shifrin and Mr. LaFrey provide that, following a change in control where none of the events in (i) – (iv) occur, nevertheless, upon six months written notice, they may resign and receive one-half of the amounts shown in the table.

Indemnity Agreements

We have entered into indemnity agreements with our directors and certain of our officers.  The agreements generally provide that, to the extent permitted by law, we must indemnify each such person for judgments, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that such person was our officer, director or employee.  In addition, our articles of incorporation and certain of our subsidiaries’ articles of incorporation provide for certain indemnifications and limitations on director liability.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2009, concerning shares of common stock authorized for issuance under all of our equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights.	Weighted-average exercise price of outstanding options, warrants and rights.	Number of securities remaining available for future issuance under equity compensation plans. Excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity Compensation plans approved by security holders	773,000	$17.87 Note 1	348,000 Note 2
Equity compensation plans not approved by security holders	None	None	None
Total	773,000	$17.87	348,000

Note 1: Average price is for the 773,000 shares under the Stock Option Plan only, as 144,000 shares in the Deferred Compensation Plan (“deferred shares”) are outright grants. Deferred shares are reflected in the financial statements at the grant date.

Note 2: As of December 31, 2009 there are 348,000 shares remaining in the Stock Option Plan and 69,000 shares remaining in the Deferred Compensation Plan.

CERTAIN INFORMATION REGARDING OUR BOARD OF DIRECTORS

Our board compensation consists of cash fees, stock option awards and deferred stock grants.  During 2009, our non-employee directors received a fee of $3,500 for each in-person board meeting, $500 for teleconference board meetings and $500 for each committee meeting they attended. The chairpersons of the audit committee and of the compensation committee each receive an annual stipend of $10,000 for serving in those capacities.  Mr. Shifrin and Mr. LaFrey do not receive separate compensation for their services as directors.  Directors are eligible to receive stock option grants under our Stock Option Plan.  In 2009, directors received option grants as follows:

Director	Number of Options Granted
Dr. Knight	5,000
Mr. Little	5,000
Mr. Majors	5,000
Dr. Peche	5,000
Ms. Williams	5,000
Mr. Searles	5,000

Directors are also eligible to receive grants of our common stock under our Deferred Compensation Plan. In 2009, directors received stock awards as follows:

Director	Number of Awards
Dr. Knight	1,000
Mr. Little	1,000
Mr. Majors	1,000
Dr. Peche	1,000
Ms. Williams	1,000
Mr. Searles	1,000

The following table provides information concerning aggregate compensation for 2009 for non-management members of our board of directors serving in 2009.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(1)	(2)			(3)
Norris C. Knight, Jr., M.D.	16,500	23,000	15,000	--	--	18,603	73,103
Lew. N. Little, Jr.	18,000	23,000	15,000	--	--	--	56,000
Jackie Majors	33,100	23,000	15,000	--	--	--	71,100
William J. Peche, M.D.	14,500	23,000	15,000	--	--	101,098	153,598
William A. Searles	14,000	23,000	15,000	--	--	--	52,000
Cheryl Williams	30,500	23,000	15,000	--	--	--	68,500

(1)

All of the non-management board members received 1,000 shares in deferred common stock of the Company under our Deferred Compensation Plan. The grant date fair value of the deferred shares was $23.13, based on the closing price of our common stock on the grant date, December 2, 2009. The aggregate number of shares of deferred stock grants held at year-end was Dr. Knight, 7,595; Mr. Little, 5,426; Mr. Majors, 6,538; Dr. Peche, 7,595; Mr. Searles, 10,251; and Ms. Williams, 6,538.

(2)

Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2009 in accordance with FASB ASC Topic 718 of stock options granted pursuant to our equity incentive plans and thus includes amounts from options granted in and prior to 2009. Assumptions used in the calculation of the amount for years ended December 31, 2007, 2008 and 2009 are included in the footnotes to our audited financial statements for the year ended December 31, 2009 in our Annual Report on Form 10-K filed with the SEC on March 3, 2010. The aggregate number of stock options held at year-end was for Dr. Knight, 42,000; Mr. Little, 50,000; Mr. Majors, 35,000; Dr. Peche, 49,000; Mr. Searles, 15,000; and Ms. Williams, 35,000.

(3)

Dr. Peche was paid $91,608 in connection with the termination of our management agreement with API Advisor, LLC and his entering into of a five year non-competition agreement. See the discussion below under “Certain Relationships and Related Transactions – Advisory Services Agreement.” In addition, Drs. Knight and Peche were paid for services rendered for the insurance company operations and committee meetings during 2009. These totaled $18,603 to Dr. Knight and $9,490 to Dr. Peche.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors was comprised of three directors in 2009 and operates under a written charter adopted by the board.  The audit committee, among other things,

•

reviews with the independent auditors, internal auditors and management the adequacy of the Company’s accounting and financial reporting controls;

•

reviews with the independent auditors, internal auditors and management significant accounting and reporting principles, practices and procedures applied in preparing the Company’s financial statements;

•

discusses with the independent auditors their judgment about the quality, not just the acceptability, of the Company’s accounting principles used in the Company’s financial reporting;

•

reviews the activities and independence of the independent auditors and approves all fees;

•

reviews and discusses the results of the audit and the audited financial statements with the independent auditors, internal auditors, and management;

•

reviews and approves all audit and non-audit services performed by independent auditors;

•

appoints independent registered public accounting firm;

•

reviews and approves the appointment and activities of the director of internal audit;

•

reviews with the director of internal audit and management the internal audit plan, internal audit budget and internal audit findings; and

•

reviews and approves related party transactions.

The audit committee is responsible for hiring, terminating and compensating the auditor and approving all related fees.  The audit committee, or a designated member thereof, pre-approves audit and non-audit services rendered by our independent auditors.  If pre-approval authority is delegated, the delegate must report back to the audit committee at the first audit committee meeting following any approval.

It is the responsibility of our executive management to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and of our independent registered public accounting firm to audit those financial statements.

In this context, the audit committee has reviewed and held discussions with management and the independent auditors regarding the Company’s 2009 financial statements.  Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.  The audit committee discussed with Deloitte and Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (AICPA Professional Standards, Vol. 1, AU Section 380 – Communication With Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

In addition, the audit committee has received the written disclosures and the letter from our independent accountant required by applicable requirements of the Public Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.  Further, the audit committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor’s independence.

The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.  The audit committee considered the independent auditors’ provision of non-audit services in 2009 and determined that the provision of those services is compatible with and does not impair the auditors’ independence.

Audit Committee:

Cheryl Williams, Chairperson

Lew N. Little, Jr.

Jackie Majors

PROPOSAL 2 – RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected the firm of Deloitte & Touche LLP as our independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2010.  Deloitte & Touche LLP served as our independent registered public accounting firm for fiscal year 2009. While the audit committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, we are requesting, as a matter of good corporate governance, that our shareholders ratify the appointment of Deloitte & Touche LLP as our principal independent registered public accounting firm. If the shareholders fail to ratify the selection, the audit committee will reconsider whether to retain Deloitte & Touche LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at anytime during the year if it determines that such change would be in the Company’s best interests and in the best interests of our shareholders.

Representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions, and they will have the opportunity, if they desire, to make a statement.

The Board recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Changes in Accountants on Accounting and Financial Disclosure

As a result of a competitive request for proposal process undertaken by the audit committee, on March 25, 2009, the audit committee, together with our board of directors, approved the engagement of Deloitte & Touche LLP as our independent registered public accounting firm, to audit our books and accounts for the year ended December 31, 2009.  On the same day, the audit committee notified BDO Seidman LLP that it will not be retained as our independent registered public accounting firm. BDO Seidman LLP’s audit reports on both our consolidated financial statements and on the effectiveness of our internal controls over the financial reporting process as of December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the two most recent fiscal years ended December 31, 2009 and 2008, and in the subsequent interim period through March 25, 2009, there were (i) no disagreements between the Company and BDO Seidman LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO Seidman LLP, would have caused BDO Seidman LLP to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

FEES PAID TO AUDIT FIRMS

Fees paid to our audit firms during 2009 and 2008 were comprised of the following:

	2009	2008
Audit Fees	$393,000	$755,300
Audit-related Fees	$34,000	$12,600
Tax Fees	$--	$--
All Other Fees	$--	$--
Total	$427,000	$767,900

Audit Fees. Audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Form 10-K, the quarterly reviews of financial statements included in our Form 10-Q filings and in the audit of our internal controls over financial reporting for compliance with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Audit-related services include fees for assurance and related services, such as consultations concerning financial accounting and reporting matters.

Tax Fees.  There were no tax fees in 2009 or 2008.

All Other Fees.  There were no other fees in 2009 or 2008.

All fees paid in 2009 and 2008 to our independent auditors were pre-approved by the audit committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 9, 2010 regarding the amount and nature of the beneficial ownership of our common stock by (a) each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (b) each of our directors and nominees for director, (c) each of our named executive officers, and (d) all of our executive officers and directors as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership See Notes (1)(2)	Percent of Class
American Physicians Capital, Inc. (3) 1301 North Hagadorn Road East Lansing, MI 48823	690,468	10.0%

BlackRock, Inc. (4) 40 East 52nd Street New York, NY 10022	444,870	6.5%

Kenneth S. Shifrin 1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746	426,620	6.2%

Norris C. Knight, Jr. M.D 1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746	38,062	*

Timothy L. LaFrey 1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746	122,871	1.8%

Lew N. Little, Jr. 1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746	46,000	*

Jackie Majors 1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746	46,994	*

William J. Peche, M.D 1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746	44,779	*

William A. Searles 1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746	10,000	*

Cheryl Williams 1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746	32,412	*

Marc J. Zimmermann 1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746	42,777	*

Maury L. Magids (5) 1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746	82,633	1.3%

All executive officers and directors as a group (9 persons)	810,515	11.2%

* Represents less than 1% of the outstanding shares of common stock at April 9, 2010.

(1)

Except as otherwise indicated, and subject to community property laws where applicable, each individual has sole voting and investment power with respect to all shares owned by such individual.

(2)

The number of shares of our common stock beneficially owned by our executive officers and directors includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after April 9, 2010:  Mr. Shifrin, 47,500; Dr. Knight, 37,000; Mr. LaFrey, 117,500; Mr. Little, 30,000; Mr. Majors, 30,000; Dr. Peche, 44,000; Mr. Searles, 10,000; Ms. Williams, 30,000; and Mr. Zimmermann, 36,000. The number of shares beneficially owned by all of our executive officers and directors as a group, including the above-named directors, includes 382,000 shares subject to options that are presently exercisable or exercisable within 60 days after April 9, 2010. These amounts do not include shares awarded to directors and executive officers in the form of deferred stock awards. In the aggregate, our officers and directors own an additional 128,024 shares of Company common stock resulting from deferred stock awards.

(3)

Based on an amendment to Schedule 13G/A filed by American Physicians Capital, Inc. with the SEC on February 11, 2010, American Physicians Capital, Inc. has shared voting and investment power over 690,468 shares of our common stock as of February 11, 2010.

(4)

Based on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010, BlackRock, Inc. has shared voting and investment power over 444,870 shares of our common stock as of January 20, 2010.

(5)

Based on a Form 4 filed by Mr. Magids on August 4, 2009. Mr. Magids has sole voting and investment power over 82,633 shares of our common stock as of August 4, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ.  Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms received by us with respect to 2009, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors and officers and persons who own more than 10% of a registered class of our equity securities have been complied with, except: (i) an untimely filing by Mr. Little on the sale of 500 shares on October 16, 2008 not filed until April, 14, 2010; (ii) untimely filings by Drs. Knight and Peche and by Messrs. Little, Majors, Searles and by Mrs. Williams on the awarding of 5,000 common stock options each on June 3, 2009 not filed until April 15, 2010; and, (iii) untimely filings by Drs. Knight and Peche on 1,062 and 779 common shares, respectively, acquired on April 1, 2007 upon the acquisition of American Physicians Insurance Exchange and not filed until April 15, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On an annual basis, we require each officer and director to complete a questionnaire that solicits information in regards to various matters, including but not limited to, other directorships; beneficial reporting compliance; involvement in certain legal proceedings; injunctions or limitations as to engaging in certain activities and information regarding any related party transactions such as: any family relationships to any director, executive officer or nominee of the Company; any ownership interest in any subsidiaries of the Company; any direct or immediate family member material interest in any actual or proposed material transaction to which the Company was or is to be a party; and other certain business relationships and transactions with clients that create or appear to create a conflict of interest. This questionnaire is completed in conjunction with our filing of our annual proxy statement.  In addition, our directors, officers and employees are required to comply with our Code of Business Conduct and Ethics (our “Code”) which requires that they perform their duties and exercise judgment on behalf of the Company without influence or impairment, or the appearance of impairment, due to any activity, interest or relationship that arises outside of the Company.  Furthermore, Company directors, officers and employees have a duty to avoid all relationships that are or might be conflicts of interest or otherwise comprise the integrity of our business. Our Code requires that any time a director, officer or employee believes a conflict of interest could exist, he/she should immediately report the situation to their supervisor or a listed compliance officer. A copy of our Code is posted on our web site at http://www.amph.com.  The contents of this web site are not incorporated by reference and the web site address provided in this proxy statement is intended to be an inactive textual reference only.

Our Code serves as our policy with respect to transactions with related persons. Any related person transactions are subject to limitations on conflicts of interest contained in our Code and are generally discouraged by us. To the extent any such transactions are proposed, they are subject to the approval by the audit committee in accordance with the audit committee’s charter.  Described below is a transaction that we have entered into with parties that are related to us. We believe the transaction described below was on terms no less favorable to us than we could have obtained from unrelated parties.

Advisory Services Agreement

On April 1, 2007, the effective time of our acquisition of API, our insurance company subsidiary, API, entered into an Advisory Services Agreement with API Advisory, LLC, or API Advisor, an entity formed by the former members of API's board of directors.  Under the terms of the Advisory Services Agreement, API Advisor provided advisory and consulting services as an independent contractor through an advisory board.

Effective November 19, 2008, upon approval by the Texas Department of Insurance, API and API Advisor mutually agreed to terminate the Advisory Services Agreement. In consideration for terminating the agreement, API agreed to pay a total sum of $1,000,000 to the members of API Advisor to be allocated in accordance with the written instructions of API Advisor. Drs. Knight and Peche were paid $66,136 and $88,911, respectively, in 2008, and $0 and $91,608, respectively, in 2009.  The amounts for 2009 are reflected under “All Other Compensation” in the Director Compensation Table. Each member of API Advisor in turn signed a non-competition agreement. The non-competition agreements are for a term of five years with the costs associated with the agreements expensed evenly over this period.

SHAREHOLDER PROPOSALS

Any of our shareholders meeting certain minimum stock ownership and holding period requirements may submit a proposal to be considered at the annual meeting of shareholders to be held in 2011 pursuant to (i) Rule 14a-8 of the Exchange Act or (ii) our bylaws.

Pursuant to Rule 14a-8 of the Exchange Act, a shareholder who desires to present a proposal for inclusion in next year’s proxy statement must deliver the proposal to our principal executive offices no later than December 24, 2010.  Submissions should be addressed to our secretary at our principal executive offices.  Only those proposals that are appropriate for shareholder action and otherwise meet the requirements of Rule 14a-8 of the Exchange Act may be included in our proxy statement.

In accordance with our bylaws, a shareholder who desires to present a proposal for consideration at next year’s annual meeting must comply with the requirements set forth in our bylaws, which require, among other things, that to bring business before our 2011 annual meeting, a shareholder must give written notice that complies with our bylaws to our secretary at our principal executive offices.  A shareholder’s notice shall be timely if received by our secretary no less than 120 days or more than 150 days prior to the anniversary date of this year’s annual meeting, or between January 4 and February 3, 2011.  A shareholder proposal for the 2011 annual meeting, submitted other than pursuant to Rule 14a-8, will be untimely if not received by us within the time deadlines required by our bylaws as described above.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit the proxies named in management’s proxy for that meeting to exercise their discretionary authority to vote on that proposal (a) if we do not receive timely notice of the proposal, or (b) if we receive the proposal on a timely basis and advise shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, to the extent permitted under Rule 14a-4(c)(2) of the Exchange Act.

OTHER MATTERS

Our board of directors does not intend to bring any other matters before the meeting and does not know of any matters which will be brought before the meeting by others.  However, if any other matters properly come before the meeting, the persons named in the accompanying proxy will vote the proxies in accordance with their judgment on such matters.

By order of our Board of Directors

/s/ W. H. HAYES

W. H. HAYES

Secretary

Your vote is important. Thank you for voting.
1301 S. CAPITAL OF TEXAS HWY. SUITE C-300 AUSTIN, TX 78746

To vote by Internet

1)   Read the Proxy Statement and have the proxy card below at hand.

2)   Go to website www.proxyvote.com

3)   Follow the instructions provided on the website.

4)   You have until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date to vote.

To vote by Telephone

1)   Read the Proxy Statement and have the proxy card below at hand.

2)   Call 1-800-690-6903

3)   Follow the instructions.

4)   You have until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date to vote.

To vote by Mail

1)   Read the Proxy Statement.

2)   Check the appropriate boxes on the proxy card below.

3)   Sign and date the proxy card.

4)   Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS” APSGP1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN PHYSICIANS SERVICE GROUP, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR the following proposals:	☐	☐	☐

1. Election of Directors:

Nominees:
01) Norris C. Knight, Jr., M.D.	05) William J. Peche, M.D.
02) Timothy L. LaFrey	06) William A. Searles
03) Lew N. Little, Jr.	07) Kenneth S. Shifrin
04) Jackie Majors	08) Cheryl Williams

					For	Against	Abstain

2.   Ratification of the appointment of  Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

Note:  Transaction of such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

					☐	☐	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature (PLEASE SIGN WITHIN BOX)	Date		Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN PHYSICIANS SERVICE GROUP, INC.

June 3, 2010

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

˜ Please detach along perforated line and mail in the envelope provided. ˜

PROXY

AMERICAN PHYSICIANS SERVICE GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 3, 2010

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of American Physicians Service Group, Inc. (the “Company”) to be held on June 3, 2010 and the Proxy Statement in connection therewith, each dated April 23, 2010 (b) appoints Kenneth S. Shifrin and William H. Hayes, or either of them, as Proxies, each with the power to appoint a substitute, (c) authorizes the Proxies to represent and vote, as designated on the reverse, all the shares of Common and Preferred Stock of American Physicians Service Group, Inc. held of record by the undersigned on April 9, 2010 at such annual meeting of Shareholders and at any reconvened meeting after an adjournment thereof and (d) revokes any proxies heretofore given.

The accompanying proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED ON THIS PROXY, FOR THE RATIFICATION OF DELOITTE & TOUCHE, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010 AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.

(Continued and to be signed on reverse side.)